EXHIBIT 10-AAuu

TECH DATA CORPORATION

2.75% Convertible Senior Debentures due 2026

Indenture

Dated as of

December 20, 2006

U.S. BANK NATIONAL ASSOCIATION,

Trustee

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		Page
Section 11.8	Legal Holidays	60

Section 11.9	GOVERNING LAW; WAIVER OF JURY TRIAL	60

Section 11.10	No Recourse Against Others	60

Section 11.11	Successors	60

Section 11.12	Multiple Originals	60

TIA SECTION	CROSS-REFERENCE TABLE	INDENTURE SECTION
	Section 310(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.8; 7.10
	(c)	N.A.
	Section 311(a)	7.11
	(b)	7.11
	(c)	N.A.
	Section 312(a)	2.5
	(b)	11.3
	(c)	11.3
	Section 313(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6
	(c)	7.6; 12.2
	(d)	7.6
	Section 314(a)	4.2; 4.4; 12.2
	(b)	N.A.
	(c)(1)	11.4(a)
	(c)(2)	11.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.4(b)
	(f)	N.A.
	Section 315(a)	7.1(b)
	(b)	7.5; 12.2
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.11
	Section 316(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	12.5
	Section 317(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable

INDENTURE dated as of December 20, 2006 between TECH DATA CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (“Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 2.75% Convertible Senior Debentures due 2026:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bid Solicitation Agent” means a bid solicitation agent appointed by the Company to act in such capacity pursuant to Section 3 of Exhibit A-1.

“Board of Directors” means either the board of directors of the Company, the executive committee of such board or any duly authorized committee of such board.

“Business Day” means, with respect to any Security, a day that in the City of New York, is not a day on which banking institutions are authorized or required by law or regulation to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

“Common Stock” shall mean the shares of common stock, par value $0.0015 per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such common stock shall be reclassified or changed.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any of its Chairman of the Board and Chief Executive Officer, Chief Financial Officer, Corporate Controller, Senior Vice President, Tax and Treasurer and Secretary or General Counsel, and delivered to the Trustee.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to any Global Security, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Security (or any successor securities clearing agency so registered), which shall initially be The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A-1 and that are issued to a Depositary.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Last Reported Sale Price” or “Sale Price” (A) when used in the context of the Common Stock, means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported on The NASDAQ Global Select Market or, if the Common Stock is not then quoted on The NASDAQ Global Select Market, then as reported by the principal U.S. exchange or quotation system the Common Stock is then listed or quoted; and (B) when used in the context of a Security, means, with respect to any date of determination, the average of the secondary market bid quotations per Security obtained by the Bid Solicitation Agent for $5 million principal amount of the Securities at approximately 4:00 p.m., New York time, on such determination date from three unaffiliated securities dealers selected by the Company; provided, that if the Securities become convertible into the Exchange Property the “Sale Price” shall be (1) 100% of the value of any Exchange Property consisting of cash, (2) the applicable closing sale price of any Exchange Property consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on the NASDAQ Global Select Market or (3) the fair market value of any other Exchange Property, as determined by two independent nationally recognized investment banks selected by the Company for this purpose.

“Material Subsidiary” means any subsidiary of the Company which at the date of determination is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

“Officer” means any of the Chairman of the Board and Chief Executive Officer, Chief Financial Officer, Corporate Controller, Senior Vice President, Tax and Treasurer and Secretary or General Counsel.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 11.4 and 11.5, signed in the name of the Company by one of the Chairman of the Board and Chief Executive Officer, Secretary or General Counsel and one of the Chief Financial Officer, Corporate Controller, Senior Vice President, Tax and Treasurer. An Officers’ Certificate given pursuant to Section 4.3 shall be signed by the principal executive, principal financial or principal accounting officer of the Company but need not contain the information specified in Sections 11.4 and 11.5.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 11.4 and 11.5 from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

“person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Redemption Date” or “redemption date” shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

“Redemption Price” or “redemption price” shall have the meaning set forth in Section 5 of the Securities.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Scheduled Trading Day” means any day on which the relevant exchange is scheduled to be open for trading.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 2.75% Convertible Senior Debentures due 2026, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Stated Maturity”, when used with respect to any Security, means December 15, 2026.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“trading day” means a day during which trading in securities generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not quoted on The NASDAQ Global Select Market, on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or traded.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Voting Stock” of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time the Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.2 Other Definitions.

Term Section:	Defined in:
“Act”	1.5
“Agent Members”	2.12(b)
“Applicable Conversion Reference Period”	10.1(b)
“Average Sale Price”	10.7
“beneficial owner”	3.8(a)
“cash”	3.7(b)
“Cash Dividend”	Exhibit A-1
“Company Notice”	3.7(c)
“Company Notice Date”	3.7(b)
“Company’s Filing Obligations”	6.1
“Contingent Interest Period”	Exhibit A-1
“Conversion Agent”	2.3
“Conversion Date”	10.1
“Conversion Rate”	10.1(a)
“Conversion Value”	10.1(b)
“Daily Share Amounts”	10.1(b)
“Effective Date”	3.8(a)
“Event of Default”	6.1
“Exchange Property”	10.16(c)
“Exchange Property Average Price”	10.16(d)
“Exchange Property Value”	10.16(d)
“Ex-Dividend Time”	10.1(a)
“Fundamental Change”	3.8(a)
“Fundamental Change Purchase Date”	3.8(a)
“Fundamental Change Purchase Notice”	3.8(b)
“Fundamental Change Purchase Price”	3.8(a)
“Interest Payment Date”	Exhibit A-1
“Legal Holiday”	11.8
“Make-Whole Premium”	3.8(a)
“Net Exchange Property”	10.16(d)
“Net Share Amount”	10.1(b)
“Non-Electing Share”	10.14(c)
“Notice of Default”	6.1
“Paying Agent”	2.3
“Payment Default”	14
“Principal Return”	10.1(b)
“Purchase Date”	3.7(a)
“Purchase Notice”	3.7(a)
“Purchase Price”	3.7(a)
“Registrar”	2.3
“Regular Record Date”	Exhibit A-1
“Rule 144A Information”	4.6
“Securities Act”	1.1

“Stock Price”	3.8(a)
“Time of Determination”	10.1(a)
“Termination of Trading”	3.8(b)
“Trading Day”	10.1(b)

Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.4 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

(3) “or” is not exclusive;

(4) “including” means including, without limitation; and

(5) words in the singular include the plural, and words in the plural include the singular.

Section 1.5 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the register for the Securities.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a board resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE SECURITIES

Section 2.1 Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which are a part of this Indenture. To the extent any provisions of the Securities and this Indenture are in conflict, the provisions of this Indenture shall control. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) Global Securities. The Securities shall be issued in the form of one or more permanent Global Securities substantially in the form of Exhibit A-1. Such Global Securities shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with written instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary or its nominee, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.”

(d) Certificated Securities. In the event that the Securities are issued as Certificated Securities, including pursuant to Section 2.12(a)(ii), such Securities will be issued substantially in the form of Exhibit A-2 attached hereto.

Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were, at the time of the execution of the Securities, Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $350,000,000 upon one or more Company Orders without any further action by the Company. The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (that is not also the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.4 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock if permitted under this Indenture, sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares, if any, of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares, if any, of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares, if any, of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares, if any, of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or, if any, shares of Common Stock.

Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee at least semiannually on June 1 and December 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6 Transfer and Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

Section 2.7 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8 Outstanding Securities; Determinations of Holders’ Action Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Fundamental Change Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding, interest (including contingent interest), if any, on such Securities shall cease to accrue and all other rights of the Holders shall terminate; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article X, then from and after the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered in the records of the Registrar as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12 Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6(b) and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.6 and Sections 2.12(a)(iii) and (iv) below.

(i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or one or more nominees or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon the circumstances contemplated in Section 2.12(b)(1) below and additionally, upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

(iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

(A) to register the transfer of such Certificated Securities; or

(B) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(b) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)	Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees or any successor thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security and shall be deemed a Certificated Security.

(2)	Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3)	Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(4)	In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5)	Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

REDEMPTION AND PURCHASES

Section 3.1 Company’s Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of Section 5 of the Securities. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in Section 3.3 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.2 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities, which have been converted during a selection of Securities to be redeemed, may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed. The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the Conversion Rate;

(4) the name and address of the Paying Agent and Conversion Agent;

(5) that Securities called for redemption may be converted at any time before the close of business on the date that is two (2) Business Days prior to the Redemption Date;

(6) that Holders who want to convert their Securities must satisfy the requirements set forth in Section 8 of the Securities;

(7) that Securities called for redemption must be surrendered to the Paying Agent at least two (2) Business Days prior to the Redemption Date to collect the Redemption Price;

(8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(9) that, unless the Company defaults in making payment of such Redemption Price, interest (including contingent interest), if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

(10) the CUSIP number(s) of the Securities.

At the Company’s expense and written request, the Trustee shall give the notice of redemption in the Company’s name, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3.

Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture.

Section 3.5 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article X. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7 Purchase of Securities by the Company at Option of the Holder. (a) General. Securities shall be purchased by the Company pursuant to Section 6 of the Securities at the option of the Holder on December 15, 2011, December 15, 2016 and

December 15, 2021 (each, a “Purchase Date”), at the principal amount plus accrued and unpaid interest, if any, on such Purchase Date (the “Purchase Price”). Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

(1)	delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the last Business Day prior to such Purchase Date stating:

(A)	the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

(B)	the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof, and

(C)	that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture; and

(2)	delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.7 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.7, a portion of a Security, only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business two Business Days prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(b) Purchase with Cash. The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, shall be paid by the Company with U.S. legal tender (“cash”) equal to the aggregate Purchase Price of such Securities. The Company Notice, as provided in Section 3.7(c), shall be sent to Holders not less than 20 Business Days prior to such Purchase Date (the “Company Notice Date”).

(c) Company Notice. In connection with any purchase of Securities pursuant to Section 6 of the Securities, the Company shall give notice to Holders setting forth information specified in this Section 3.7(c) (the “Company Notice”).

Each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(i) the Purchase Price and the Conversion Rate;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article X hereof and Section 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv) that Securities must be surrendered to the Paying Agent to collect payment;

(v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

(vi) the procedures the Holder must follow to exercise its put rights under this Section 3.7 and a brief description of those rights;

(vii) briefly, the conversion rights of the Securities;

(viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.9);

(ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest, if any, on such Securities will cease to accrue on the Purchase Date; and

(x) the CUSIP number of the Securities.

At the Company’s expense and written request, the Trustee shall give such Company Notice in the Company’s name; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company and provided to the Trustee at least 3 Business Days in advance of the Company Notice Date.

(d) Procedure upon Purchase. The Company shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.7. As soon as practicable after the later of the Purchase Date and the time of surrender of the Security, the Company shall deliver to each Holder entitled to receive shares, if any, of Common Stock through the Paying Agent, a certificate for the number of full shares, if any, of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the date of delivery of such certificate as described in the previous sentence. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

(e) Taxes. If a Holder of a purchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 3.8 Purchase of Securities at Option of the Holder upon a Fundamental Change. (a) If a Fundamental Change occurs, the Securities not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in Section 6 of the Securities (the “Fundamental Change Purchase Price”), as of the date that is 45 days after the date of the notice of Fundamental Change delivered by the Company (the “Fundamental Change Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

If there shall have occurred a Fundamental Change pursuant to clause (i) or (ii) of the definition thereof set forth in this Section 3.8(a), that occurs on or prior to December 20, 2011 pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or Securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ Global Select Market, the Company will pay on the Fundamental Change Purchase Date a Make-Whole Premium to the Holders of the Securities in addition to the Fundamental Change Purchase Price. The Make-Whole Premium will also be paid on the Fundamental Change Purchase Date to the Holders of the Securities who convert their Securities on or after the date on which the Company has given a notice to all Holders of Securities in accordance with Section 3.8(b) hereof and on or before the Fundamental Change Purchase Date.

The “Make-Whole Premium” will be determined by reference to the table below and is based on the date on which the Fundamental Change becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the transaction constituting the Fundamental Change. If the holders of Common Stock receive only cash in the transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be equal to the average Closing Price per share of Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

The following table shows what the Make-Whole Premium would be for each hypothetical Stock Price and Effective Date set forth below, expressed as the number of additional shares to be issuable per $1,000 of the principal amount of the Securities.

Make-Whole Premium Upon a Fundamental Change

STOCK PRICE

EFFECTIVE DATE	$40.19	$45.00	$50.00	$54.26	$60.00	$65.00	$70.00	$75.00	$80.00	$90.00	$100.00	$110.00	$120.00
20-Dec-06	6.45	5.01	3.95	3.24	2.54	2.17	1.81	1.56	1.36	1.06	0.86	0.73	0.62
15-Dec-07	6.45	4.80	3.67	2.95	2.30	1.88	1.52	1.33	1.11	0.86	0.69	0.58	0.49
15-Dec-08	6.45	4.56	3.34	2.68	2.01	1.55	1.25	1.04	0.85	0.65	0.52	0.43	0.37
15-Dec-09	6.45	4.27	3.07	2.32	1.58	1.12	0.91	0.69	0.58	0.41	0.32	0.26	0.22
15-Dec-10	6.45	4.17	2.66	1.71	1.01	0.66	0.41	0.27	0.20	0.12	0.09	0.08	0.07
15-Dec-11	6.45	3.79	1.57	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The Make-Whole Premiums set forth above are based upon a Stock Price of $40.19 at the time of the initial offer of the Securities on December 14, 2006 and an initial conversion price of $54.26.

The actual Stock Price and Effective Date may not be set forth on the table, in which case:

(i) If the actual Stock Price on the Effective Date is between two Stock Prices on the table or the actual Effective Date is between two Effective Dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Stock Prices and the two Effective Dates on the table based on a 365-day year, as applicable;

(ii) If the Stock Price on the Effective Date exceeds $120.00 per share (subject to adjustment described below), no Make-Whole Premium will be paid; and

(iii) If the Stock Price on the Effective Date is less than $40.19 per share (subject to adjustment described below), no Make-Whole Premium will be paid.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 24.881 per $1,000 principal amount of the Securities, subject to adjustments in the same manner as set forth in Article X.

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate so adjusted.

The Company shall pay the Fundamental Change Purchase Price and/or Make-Whole Premium in cash or, in the case of the Make-Whole Premium, the same form of consideration used to pay for the shares of Common Stock in connection with the transaction constituting the Fundamental Change.

If the Company pays the Make-Whole Premium in the same form of consideration used to pay for the shares of Common Stock in connection with the transaction constituting the Fundamental Change, the value of the consideration to be delivered in respect of the Make-Whole Premium will be calculated as follows:

(i) securities that are traded on a United States national securities exchange or approved for quotation on the NASDAQ Global Select Market or any similar system of automated dissemination of quotations of securities prices will be valued based on the average Closing Price, over the ten Trading Day period ending on the Trading Day immediately preceding the Fundamental Change Purchase Date;

(ii) other securities, assets or property (other than cash) will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Company; and

(iii) 100% of any cash.

Whenever in this Indenture or Schedule A annexed hereto there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Fundamental Change Purchase Price in respect to such Security to the extent that such Fundamental Change Purchase Price is, was or would be so payable at such time, plus any applicable Make-Whole Premium, and express mention of the Fundamental Change Purchase Price in any provision of this Indenture shall not be construed as excluding the Fundamental Change Purchase Price in those provisions of this Indenture when such express mention is not made.

A “Fundamental Change” shall be deemed to have occurred at such time after the Securities are originally issued as any of the following events shall occur:

(i) any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or

(ii) the Company merges or consolidates with or into any other person, any merger of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person, other than any transaction:

(A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock, or

(B) pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

(C) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(iii) any time the Company’s Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); or

(iv) a Termination of Trading.

A “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the NASDAQ Stock Global Select Market.

Notwithstanding the foregoing provisions of this Section 3.8, a Fundamental Change shall not be deemed to have occurred if 90% or more of the consideration in a merger or consolidation otherwise constituting a Fundamental Change under clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on The NASDAQ Global Select Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into such common stock. For purposes of this Section 3.8, (x) whether a person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

(b) No later than 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first-class mail to the Trustee and to each Holder. The notice shall include a form of written notice of purchase (the “Fundamental Change Purchase Notice”) to be completed by the Holder and shall state:

(1)	briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

(2)	the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.8 must be given;

(3)	the Fundamental Change Purchase Date;

(4)	the Fundamental Change Purchase Price;

(5)	the name and address of the Paying Agent and the Conversion Agent;

(6)	the Conversion Rate and any adjustments thereto;

(7)	that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article X hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(8)	that the Securities must be surrendered to the Paying Agent to collect payment;

(9)	that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in (8);

(10)	briefly, the procedures the Holder must follow to exercise rights under this Section 3.8;

(11)	briefly, the conversion rights, if any, of the Securities;

(12)	the procedures for withdrawing a Fundamental Change Purchase Notice;

(13)	that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

(14)	the CUSIP number(s) of the Securities.

(c) A Holder may exercise its rights specified in Section 3.8(a) upon delivery of an Fundamental Change Purchase Notice to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its written Fundamental Change notice, stating:

(1)	the certificate number of the Security which the Holder will deliver to be purchased;

(2)	the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion, if not the entire amount of the Security, must be $1,000 or an integral multiple thereof; and

(3)	that such Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the Securities.

The delivery of such Security to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Purchase Date.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice.

Section 3.9 Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or the Fundamental Change Purchase Notice specified in Section 3.7(a) or Section 3.8(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or the Fundamental Change Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, as soon as practicable following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.7(a) or Section 3.8(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(a) or Section 3.8(c), as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice unless such Purchase Notice or Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business two Business Days prior to the Purchase Date specifying:

(1)	the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

(2)	the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(3)	the principal amount, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Purchase Notice must be in the form set forth in the preceding paragraph.

There shall be no purchase of any Securities pursuant to Section 3.7 or 3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.10 Deposit of Purchase Price or Fundamental Change Purchase Price. Prior to 10:00 a.m. (local time in the City of New York) on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be.

Section 3.11 Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

Section 3.12 Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 3.7 or 3.8 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.7 and 3.8 to be exercised in the time and in the manner specified in Sections 3.7 and 3.8.

Section 3.13 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 12 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)).

ARTICLE IV

COVENANTS

Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or shares, if any, of Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company. Principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Fundamental Change Purchase Price, on the Business Day following the applicable Purchase Date or Fundamental Change Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

Section 4.2 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe)

which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

Section 4.3 Compliance Certificate. The Company shall deliver to the Trustee within 105 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on January 31, 2007) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.4 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.5 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005 (Attention: Corporate Trust Services), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

Section 4.6 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with Section 3.8(c), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.7 Calculation of Original Issue Discount. The Company and each Holder will be deemed to have agreed (i) that for United States federal income tax purposes the Securities will be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (ii) that the Holders will report original issue discount and interest on the Securities in accordance with the Company’s determination of both the “comparable yield” and the “projected payment schedule” and (iii) to be bound by the Company’s application of the Treasury regulations that govern contingent payment debt instruments. For this purpose, the “comparable yield” for the Securities is 6.875% compounded semi-annually and the “projected payment schedule” is attached as Schedule A hereto. The Company shall file with the Trustee no later than the end of each calendar year or at any other time as the Trustee may request (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.1 When Company May Merge or Transfer Assets. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, or permit any person to consolidate with or merge into the Company, unless:

(a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company or such successor person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.14, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.6, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in the payment of the principal amount plus accrued and unpaid interest (including contingent interest, if any) on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

(2) the Company defaults in the payment of any interest (including contingent interest if then payable) when due and payable, and continuance of such default for a period of 30 days;

(3) the Company fails to deliver the cash and shares, if any, of Common Stock upon an appropriate election by Holders to convert the Securities, and continuance of such default for a period of 10 days;

(4) the Company fails to provide timely notice of any Fundamental Change in accordance with Section 3.8(b);

(5) the Company fails to comply in any material respect with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(6) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Material Subsidiary of the Company (or the payment of which is guaranteed by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness (which failure continues beyond any applicable grace period) (a “Payment Default”) or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $30,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 30 days after receipt by the Company of a Notice of Default; or

(7) a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiaries of the Company and remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate amount of all such judgments exceeds $30,000,000; or

(8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition by one or more persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(9) the commencement by the Company or any Material Subsidiary of the Company of a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary of the Company in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Material Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by any Material Subsidiary of the Company in furtherance of any such action.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.1(4) relating to the failure by the Company to comply with Section 4.2 (the “Company’s Filing Obligations”) and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the TIA, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities. This extension fee will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs up to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.4). On such 60th day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.4 prior to such 60th day), such extension fee will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.4 prior to such 60th day, then the Trustee or the holders of not less than 25% in principal amount of the Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the extension fee as the sole remedy for an Event of Default specified in Section 6.1(4) relating to the failure by the Company to comply with the Company’s Filing Obligations and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the TIA, the Company shall notify, in the manner provided for in Section 11.2, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs. If the extension fee is payable under this Section 6.1, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating the date on which the extension fee is payable. Unless and until a Responsible Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no extension fee is payable. If the extension fee has been paid by the Company directly to the Persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment. To make such election, the Company must deliver notice to the Trustee for Holders prior to the day any such Event of Default occurs. In the event that the Company does not elect to pay the extension fee upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided herein.

A Default under clause (5) and (6) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (5) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would mature into a Event of Default under clause (4), (5), (6), (7) or (8) above, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(8) or (9)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.1(8) or (9) occurs and is continuing, the principal amount plus accrued and unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by written notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.1(1), (2), or (3) or (b) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.5 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee’s personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.5 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities plus accrued and unpaid interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.8 Collection Suit by Trustee. If an Event of Default described in Section 6.1(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.

Section 6.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities plus accrued and unpaid interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of the principal amount of the Securities plus accrued and unpaid interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities plus accrued and unpaid interest, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a

Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities plus accrued and unpaid interest or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1)	the Trustee need perform only those duties that are specifically set forth in this Indenture and no duties shall be inferred or implied; and

(2)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)	this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

(e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.2 Rights of Trustee. Subject to its duties and responsibilities under the TIA (as modified by Section 7.1),

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company during business hours and without material interruption to operations of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.5 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 60 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.1(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee in writing whenever the Securities become listed on any securities exchange and of any delisting thereof.

Section 7.7 Compensation and Indemnity. The Company agrees:

(a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be caused by its negligence or willful misconduct; and

(c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, plus accrued and unpaid interest on particular Securities.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(8) or (9), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE

Section 8.1 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash (and/or, as permitted by this Indenture, shares of Common Stock) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 8.2 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE IX

AMENDMENTS

Section 9.1 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency provided that such modification or amendment does not materially and adversely affect the interests of the holders of the Securities;

(2) to provide for the assumption of the Company’s obligations under this Indenture by a successor upon any merger, consolidation or asset transfer permitted under this Indenture;

(3) to make any changes that the Company and the Trustee may deem necessary or desirable, provided such amendment or modification does not materially and adversely affect the interests of the holders of the Securities;

(4) to comply with Article V or Section 10.14;

(5) to secure the Company’s obligations or add any guarantee under the Securities and this Indenture;

(6) to add Events of Default with respect to the Securities;

(7) to add to the Company’s covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

(8) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided that such modification or amendment does not materially and adversely affect the interests of the holders of the Securities; or

(9) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities.

Section 9.2 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

(1) reduce the interest rate or the rate of accrual of interest (including contingent interest) referred to in paragraph 1 of the Securities or change the time for payment of interest thereon;

(2) reduce the principal amount of or extend the Stated Maturity of any Security;

(3) reduce the calculation of the value of the Securities to which reference is made in determining whether contingent interest will be paid on the Securities, or change the method by which this value is calculated;

(4) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Security or change the time at which the Securities may or must be redeemed or repurchased;

(5) make any payments on the Securities payable in currency other than as stated in the Security;

(6) make any change in the percentage of the principal amount of Securities necessary to waive compliance with the provisions of Section 6.4, Section 6.7 or this Section 9.2, except to increase any percentage set forth therein;

(7) make any change that adversely affects the right to convert any Security in accordance with the terms thereof and this Indenture;

(8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

(9) impair a Holder’s right to institute suit for the enforcement of any payment on the Securities;

(10) waive a continuing Default or Event of Default regarding any payment on the Securities; or

(11) make any change that adversely effects the Holders’ rights under Section 3.7, Section 3.8 or Article X.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.3 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent

Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee and the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

CONVERSIONS

Section 10.1 Conversion Privilege and Consideration. (a) A Holder of a Security may convert such Security into cash and shares, if any, of Common Stock at any time during the period stated in Section 8 of the Securities. The cash and number of shares, if any, of Common Stock issuable upon conversion of a Security per $1,000 of principal amount thereof (the “Conversion Rate”) shall be that set forth in Section 8 of the Securities, subject to adjustment as herein set forth. The Company shall publish the information on the Company’s web site or through such other public medium as the Company may use at that time and notify the Trustee and the Holders of the date on which the Securities first become convertible and the date on which the Securities first cease to be convertible (and, if the Securities cease to be convertible at any time or from time to time, of the first date thereafter on which the Securities again become convertible or cease to be convertible), which notification shall set forth the calculations on which such determination was made.

A Holder may convert a portion of the principal amount of a Security if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

In the event that the Ex-Dividend Time (as defined below) (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.6(1), (2), (3) or (4) applies occurs during the period applicable for calculating “Average Sale Price” pursuant to the definition in Section 10.7 below, “Average Sale Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Last Reported Sale Price of the shares of Common Stock during such period.

“Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.7 or 10.8 applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options or distribution on The NASDAQ Global Select Market or such other U.S. national or regional exchange or market on which the shares of Common Stock are then listed or quoted.

(b) Subject to Section 10.1(a), a Holder upon conversion will receive, in respect of each $1,000 initial principal amount of Securities, cash in an amount (the “Principal Return”) equal to the lesser of (1) $1,000 or (2) the Conversion Value; and a number of shares of Common Stock (the “Net Share Amount”) equal to the sum of the Daily Share Amounts for each of the ten consecutive Trading Days in the Applicable Conversion Reference Period; provided, however, that the Company will pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities. Settlement will occur on the third Business Day following the final day of the Applicable Conversion Reference Period.

The “Applicable Conversion Reference Period” means:

(1) for Securities that are converted after the Company has specified a Redemption Date, the ten consecutive Trading Days beginning on the third Trading Day following the Redemption Date (in the case of a partial redemption, this clause applies only to those Securities which would be actually redeemed);

(2) for Securities that are converted after June 15, 2026, the ten consecutive trading days beginning on the third Scheduled Trading Day following the Stated Maturity; or

(3) in all other cases, the ten consecutive Trading Days beginning on the third Trading Day following the conversion date of the Holder’s conversion of a Security (the “Conversion Date”).

The “Conversion Value” is equal to (1) the applicable Conversion Rate, multiplied by (2) the average of the Sale Prices of Common Stock on each of the ten consecutive Trading Days in the Applicable Conversion Reference Period.

The “Daily Share Amount” for each day in the Applicable Conversion Reference Period is equal to the greater of:

(1) zero; or

(2) a number of shares determined by the following formula:

(Sale Price on that Trading Day x applicable Conversion Rate) - $1,000
10 x Sale Price on that Trading Day

“Trading Day” means a day during which trading in the Common Stock generally occurs and a Sale Price for the Common Stock is provided on the NASDAQ Global Select Market or, if the Common Stock is not listed on the NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

Section 10.2 Conversion Procedure. To convert a Security a Holder must satisfy the requirements in Section 8 of the Securities. The first Business Day on which the Holder satisfies all those requirements and submits such Holder’s Securities for conversion is the conversion date (the “Conversion Date”).

As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, cash and a certificate for the number of full shares, if any, of Common Stock issuable upon the conversion or exchange and additional cash in lieu of any fractional share determined pursuant to Section 10.3. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a Security in its entirety, such person shall no longer be a Holder of such Security.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article X. On conversion of a Security, except as provided below with respect to interest payable on Securities or portions thereof converted after a Regular Record Date, (x) that portion of accrued and unpaid interest on the converted Securities attributable to the period from the most recent Interest Payment Date through the Conversion Date and (y) that portion of accrued and unpaid contingent interest, if any, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash and shares, if any, of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof. The Company will not adjust the conversion rate to account for accrued interest, if any. If the Holder converts more than one Security at the same time, the cash payment and the number of shares, if any, of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

The Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the date on which such interest is payable shall (unless such Securities or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, by wire transfer, of an amount equal to the interest payable on such interest payment date on the principal amount of the Securities or portions thereof being surrendered for conversion. However, no such payment need be made (1) if the Company has specified a Redemption Date or a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the next Interest Payment Date or (2) to the extent that any overdue interest exists at the time of conversion with respect to such Debenture.

If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

Section 10.3 Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Security. Instead, the Company will pay cash based on the current market price for all fractional shares. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Last Reported Sale Price on the last trading day immediately prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security converted, the number of shares of Common Stock shall be based on the aggregate principal amount of Securities to be converted.

Section 10.4 Taxes on Conversion. If a Holder submits a Security for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares, if any, of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.5 Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article X, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

All shares, if any, of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares, if any, of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

Section 10.6 Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:

(1) pays a dividend or makes another distribution to all holders of its Common Stock payable exclusively in shares of its Common Stock;

(2) subdivides the outstanding shares of its Common Stock into a greater number of shares of Common Stock;

(3) combines the outstanding shares of its Common Stock into a smaller number of shares of Common Stock; or

(4) issues by reclassification of its Common Stock any shares of Capital Stock,

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to the record date for such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article X with respect to the shares of Common Stock, on terms comparable to those applicable to shares of Common Stock in this Article X.

Section 10.7 Adjustment for Rights Issue. Except as provided in Section 10.10, if after the Issue Date of the Securities, the Company distributes any rights or warrants to all or substantially all holders of shares of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Average Sale Price as of the Time of Determination, unless the Holders of Securities may participate in the distribution without conversion on a basis and with the notice that the Company’s Board of Directors determines to be fair and appropriate, the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R x	(O + N)
(O + (N x P)/M)

where:

R’	=	the adjusted Conversion Rate.

R	=	the current Conversion Rate.

O	=	the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.7 is being applied.

N	=	the number of additional shares of Common Stock offered pursuant to the distribution.

P	=	the offering price per share of the additional shares.

M	=	the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.7 applies, the fair market value (on the record date for the distribution to which this Section 10.7 applies) of the:

(1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution; and

(2) the Company’s debt, securities or assets or certain rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.8 distribution.

The Board of Directors of the Company shall determine fair market values for the purposes of this Section 10.7, except as Section 10.8 otherwise provides in the case of a Spin-off.

“Average Sale Price” means the average of the Last Reported Sales Prices of the shares of Common Stock for the shorter of:

(i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated;

(ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days); or

(iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Sections 10.7, 10.8 or 10.9 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, or combination or reclassification to which Section 10.6(1), (2), (3) or (4) applies occurs during the period applicable for calculating “Average Sale Price” pursuant to the definition in the preceding sentence, “Average Sale Price” shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Sales Price of the shares of Common Stock during such period.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.7 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

No adjustment shall be made under this Section 10.7 if the application of the formula stated above in this Section 10.7 would result in a value of R’ that is equal to or less than the value of R.

Section 10.8 Adjustment for Other Distributions. Except as provided in Section 10.10, if, after the Issue Date of the Securities, the Company distributes to all holders of its shares of Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding distributions of Capital Stock referred to in Section 10.6 and distributions of rights, warrants or options referred to in Section 10.7 and unless the Holders of Securities may participate in the distribution without conversion, the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.8, in accordance with the formula:

R’ =	R x M
(M – F)

where:

R’	=	the adjusted Conversion Rate.

R	=	the current Conversion Rate.

M	=	the Average Sale Price.

F	=	the fair market value (on the record date for the distribution to which this Section 10.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

Notwithstanding, in the event the Company distributes only cash, the Conversion Rate will be adjusted by dividing the Conversion Rate, by a fraction, (1) the numerator of which will be the Last Reported Sale Price per share of Common Stock and (2) the denominator of which will be the Last Reported Sale Price per share of Common Stock plus the amount of such distribution.

In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Common Stock, as discussed below. The Board of Directors of the Company shall determine fair market values for the purposes of this Section 10.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a “Spin-off”), the fair market value of the securities to be distributed shall equal the average of the daily Last Reported Sales Prices of those securities for the 20 consecutive trading days commencing on and including the 21st day of trading of those securities after the effectiveness of the Spin-off and the Average Sales Prices shall mean the average of the Last Reported Sales Prices for Common Stock for the same 20 trading days. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price, for purposes of this sentence, shall mean the Last Reported Sales Price for Common Stock on the same trading day.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the shares of Common Stock, the aggregate amount of such cash dividend gives rise to an adjustment of the Conversion Rate, then such cash dividend together with all such other cash dividends and distributions shall, for purposes of applying the formula set forth above in this Section 10.8, cause the value of “F” to equal (y) the aggregate amount of such cash dividend and other cash dividends and distributions, minus (z) the aggregate amount of all cash dividends or other cash distributions during the preceding 365 days for which an adjustment in the Conversion Rate was previously made.

In the event that, with respect to any distribution to which this Section 10.8 would otherwise apply, the difference “M-F” as defined in the above formula is less than $1.00 or “F” is equal to or greater than “M”, then the adjustment provided by this Section 10.8 shall not be made and in lieu thereof the provisions of Section 10.14 shall apply to such distribution.

Section 10.9 Adjustment for Self Tender Offer. If, after the Issue Date of the Securities, the Company or any Subsidiary of the Company pays holders of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer by the Company or any of its Subsidiaries, for Common Stock (excluding stock options) consideration per share of Common Stock having a fair market value, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, in excess of the Market Price of the Common Stock as of the first Business Day (the “Measurement Date”) next succeeding the last Business Day tenders or exchanges may be made pursuant to the offer (the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by this Section 10.9 by a fraction, the numerator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based on the acceptance of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time up to the maximum specified in the tender or exchange offer (the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of a share of Common Stock on the Measurement Date, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time (including the Purchased Shares) multiplied by the Last Reported Sale Price of one share of Common Stock on the Measurement Date. Such reduction shall become effective immediately prior to the opening of business on the day following the Measurement Date.

Section 10.10 When No Adjustment Required. No adjustment to the Conversion Rate need be made as a result of:

(1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) upon the issuance of any shares of Common Stock, stock appreciation rights, restricted stock units or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; or

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.

To the extent the Securities become convertible pursuant to this Article X in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 10.11 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 10.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.6, 10.7, 10.8 or 10.9.

Section 10.13 Notice of Certain Transactions. If:

(1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.6, 10.7, 10.8 or 10.9 (unless no adjustment is to occur pursuant to Section 10.10); or

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

(3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.14 Reorganization of Company; Special Distributions. (a) If the Company is a party to a transaction subject to Section 5.1 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture.

(b) The Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article X. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(c) Subject to the provisions of Section 10.1(b), the Conversion Value with respect to each $1,000 principal amount of Securities converted following the effective date of any such transaction, shall be calculated (as provided in clause (d) below) based on the kind and amount of stock, securities, other property, assets or cash received upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction (the “Exchange Property”), assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance (provided that, if the kind or amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 10.14 the kind and amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).

(d) The Conversion Value in respect of any Securities converted following the effective date of any such transaction shall be equal to the average of the daily values of the Exchange Property pertaining to such Securities as determined in the next sentence (the “Exchange Property Value”) for each of the ten (10) consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the later of (A) the second Trading Day immediately following the day the Securities are tendered for conversion and (B) the effective date of such transaction (the “Exchange Property Average Price”). For the purpose of determining the value of any Exchange Property:

(i) any shares of common stock of the successor or purchasing Person or any other Person that are included in the Exchange Property shall be valued as set forth in Section 10.1(b) as if such shares were “Common Stock” using the procedures set forth in the definition of “Sale Price” in Section 1.1; and

(ii) any other securities, property or assets (other than cash) included in the Exchange Property shall be valued in good faith by the Board of Directors of the Company or by a NASDAQ Global Select Market member firm selected by the Board of Directors.

(e) The Company shall deliver the Conversion Value to Holders of Securities so converted as follows:

(i) An amount equal to the Principal Return, determined as set forth in Section 10.1(b); and

(ii) If the Conversion Value of the Securities so converted is greater than the outstanding principal amount of the Securities, an amount of Exchange Property, determined as set forth below, equal to such aggregate Conversion Value less the outstanding principal amount of the Securities (the “Net Exchange Property Amount”).

The amount of Exchange Property to be delivered shall be determined by dividing the Net Exchange Property Amount by the Exchange Property Average Price. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the Exchange Property Value of such kind of Exchange Property bears to the Exchange Property Value of all the Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a Holder of Securities being converted, the Company shall deliver cash in lieu of such fractional share or unit based on its Exchange Property Average Price.

(f) Notwithstanding clauses (c), (d) and (e) above, if the Securities are tendered for conversion prior to the effective date of any such transaction pursuant to this Section 10.14 above, and the amount in cash and number of shares of Common Stock, if any, that a Holder will receive upon conversion have been determined as of the effective date of such transaction, then the Company shall (i) pay the amount in cash as set forth in Section 10.1(b) and (ii) instead of delivering the number of shares of Common Stock as set forth in Section 10.1(b), if applicable, deliver an amount of Exchange Property that a holder of Common Stock, holding, immediately prior to the transaction, a number of shares of Common Stock equal to the number of shares of Common Stock as set forth in Section 10.1(b), would receive, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance (provided that, if the kind or amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance is not the same for each Non-Electing Share, then for the purposes of this Section 10.14 the kind and amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a holder of Securities being converted, the Company shall deliver cash in lieu of such fractional share or unit based on the Exchange Property Value (as so determined).

(g) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(h) The above provisions of this Section 10.14 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section applies, neither Section 10.6 nor 10.7 applies.

If the Company makes a distribution to all holders of its shares of Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.8, then, from and after the record date for determining the holders of shares of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of shares of Common Stock entitled to receive the distribution. In addition, if a Holder of Securities converts such Securities following the effective time of the transaction, the net share amount will be paid in such Exchange Property rather than Common Stock. For purposes of the foregoing, in the event Holders of Common Stock have the opportunity to elect the form of consideration to be received in any such transaction, the Company will make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such transaction (subject to the Company’s ability to settle the conversion obligation in cash in accordance with Section 10.14). Any such determination shall be subject to any limitations to which all of the Holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration to be paid. The Company shall not become a party to any such transaction unless its terms are consistent with the foregoing.

Section 10.15 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.3, 10.6, 10.7, 10.8, 10.9, 10.10, 10.14 or 10.16 is conclusive, absent manifest error.

Section 10.16 Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article X. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee. All calculations required under Article X shall be performed by the Company, with written notice thereof to the Trustee.

Section 10.17 Simultaneous Adjustments. In the event that this Article X requires adjustments to the Conversion Rate under more than one of Sections 10.6(4), 10.7 or 10.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.6, second, the provisions of Section 10.8 and, third, the provisions of Section 10.7.

Section 10.18 Successive Adjustments. After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.

The Company shall not take any action that would result in an adjustment pursuant to the provisions described in this Article X without complying with NASD Rule 4350, if applicable.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Tech Data Corporation

5350 Tech Data Drive

Clearwater, Florida 33760

Tel: (727) 539-7429

Fax: (727) 533-2507

Attention: Treasurer

if to the Trustee:

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

Telephone No. (212) 361-6159

Facsimile No. (212) 361-6153

Attention: Corporate Trust Services

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 11.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided, however, that such Opinion of Counsel shall not be required in connection with the original issuance of Securities hereunder.

Section 11.5 Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 11.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 11.8 Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

Section 11.9 GOVERNING LAW; WAIVER OF JURY TRIAL. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 11.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

TECH DATA CORPORATION

By:	/s/ Charles V. Dannewitz
Name:	Charles V. Dannewitz
Title:	Senior Vice President, Tax and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paul Schmaizel
Name:	Paul Schmaizel
Title:	Vice President

EXHIBIT A-1

[FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY WILL BE SUBJECT TO THE REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, THE COMPANY HAS SET FORTH THE “COMPARABLE YIELD” IN SECTION 4.7 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED. THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO TECH DATA CORPORATION, 5350 TECH DATA DRIVE, CLEARWATER, FLORIDA 33760, ATTENTION: TREASURER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

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TECH DATA CORPORATION

2.75% Convertible Senior Debentures due 2026

No.	CUSIP: 878237AE6
Issue Date: December 20, 2006
Issue Price: 98.25% of principal amount

TECH DATA CORPORATION, a corporation duly organized and existing under the laws of the State of Florida, promises to pay to CEDE & CO., or registered assigns, the principal amount of [                    ] ($                    ) on December 15, 2026.

This Security shall bear interest at a rate of 2.75% per year except as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

TECH DATA CORPORATION

By:
Name:	Charles V. Dannewitz
Title:	Senior Vice President, Tax and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
Authorized Signatory

Dated:

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[FORM OF REVERSE OF GLOBAL SECURITY]

2.75% Convertible Senior Debentures due 2026

1. Interest.

Except as provided below, this Security shall bear interest at a rate of 2.75% per year on the principal amount hereof, from December 20, 2006 or from the most recent Interest Payment Date (as defined below) to which payment has been paid or duly provided for, payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 2007 (each an “Interest Payment Date”) to the persons in whose names the Securities are registered at the close of business on June 1 and December 1 (each a “Regular Record Date”) (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest on Securities converted after a record date, but prior to the corresponding Interest Payment Date, will be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date. No such payment needs to be made with respect to Securities that will be redeemed after a Regular Record Date and prior to the corresponding Interest Payment Date or to the extent that any overdue interest exists at the time of conversion with respect to such Security; provided, that the Company may pay interest to a person other than record holder if the Company elects to redeem the Securities during such a period, in which case the Company will pay accrued and unpaid interest to the person to whom principal is payable.

Upon conversion of a Security, a Holder will not receive any cash payment of interest unless, as described in Section 8 hereof, such conversion occurs between a Regular Record Date and the interest payment date to which the Regular Record Date relates. If the Company delivers Common Stock upon surrender of a Security for conversion, the Company will not issue fractional shares of Common Stock. Instead, the Company will pay cash in lieu of fractional shares based on the Last Reported Sale Price of the Common Stock on the trading day immediately prior to the Conversion Date. Delivery by the Company to a Holder of the full amount of cash and Common Stock, if any, together with any payment for any fractional share, will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security and accrued but unpaid interest to the Conversion Date. As a result, accrued but unpaid interest to the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

If the principal amount of a Security, plus accrued and unpaid interest, or any portion thereof, is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 5 hereof, upon the date set for payment of the Purchase Price or the Fundamental Change Purchase Price pursuant to Section 6 hereof, or upon the Stated Maturity of this Security), then, in each such case, the overdue amount shall, to the extent permitted by law, bear interest at a rate of 2.75% per year, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be based on a 360-day year comprised of twelve 30-day months.

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Contingent Interest. The interest rate on the Securities will be 2.75% per year through December 15, 2011. Beginning with the period commencing on December 20, 2011 and ending on June 15, 2012 and for each six-month period thereafter, the Company will pay contingent interest on the Interest Payment Date for the applicable interest period if the average of the Last Reported Sale Prices of a Security is greater than or equal to 120% of the principal amount of the Security for the five consecutive trading days ending on the third trading day preceding the first day of the applicable interest period. If contingent interest is payable for a particular six-month period (each a “Contingent Interest Period”), the Company shall pay contingent interest per Security in an amount equal to 0.40% per annum of the average of the Last Reported Sale Prices of a Security for the applicable five consecutive trading-day reference period.

Contingent interest, if any, will accrue and be payable to Holders as of the record date for the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the payment date of the related Cash Dividend or, if no Cash Dividend is paid by the Company during any quarter within a Contingent Interest Period, on the last day of the relevant Contingent Interest Period. Pursuant to the foregoing provisions, in any Contingent Interest Period in which contingent interest is payable, the Company shall: (a) upon the first payment date for a Cash Dividend falling within such Contingent Interest Period pay the Cash Dividend paid by the Company per share of Common Stock upon such date multiplied by the number of shares of Common Stock into which a Security is convertible pursuant to paragraph 8 below as of such date; (b) upon any subsequent payment date for a Cash Dividend falling within such Contingent Interest Period, or if no other subsequent payment date for a Cash Dividend falls within such Contingent Interest Period, on the last day of such period, pay 0.40% per annum of the average of the Last Reported Sale Prices of a Security for the five consecutive trading days ending on the third trading day preceding the first day of the applicable interest period minus the amounts previously paid in respect of such Security pursuant to clause (a) during such Contingent Interest Period and (c) if no payment date for a Cash Dividend falls within such Contingent Interest Period, on the last date of such period, pay 0.40% per annum of the average of the Last Reported Sale Prices of a Security for the five consecutive trading days ending on the third trading day preceding the first day of the applicable interest period.

“Cash Dividends”, for purposes of this paragraph 2, means all cash dividends on Common Stock (whether regular, periodic, extraordinary, special, nonrecurring or otherwise) as declared by the Company’s Board of Directors.

Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release through PR Newswire or publish the information on the Company’s web site or through such other public medium as the Company may use at that time.

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2. Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Purchase Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Securities to the Paying Agent to collect such payments in respect of the Securities, provided that the Company may make payments in shares of Common Stock or combination of cash and Common Stock in respect of the Purchase Price on a Purchase Date, as provided for in Section 3.7 of the Indenture. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3. Paying Agent, Bid Solicitation Agent, Conversion Agent and Registrar.

Initially, Banc of America Securities LLC shall act as Bid Solicitation Agent, and U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4. Indenture; Ranking.

The Company issued the Securities under an Indenture, dated as of December 20, 2006 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provisions of this Security and the Indenture conflict, the provisions of the Indenture shall control.

The Securities are limited to $350,000,000 aggregate principal amount. The Securities are the Company’s senior, unsecured obligations and will rank equal in right of payment to all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Securities will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption at the Option of the Company.

No sinking fund is provided for the Securities. The Securities are redeemable at the option of the Company in whole or in part, on or after December 20, 2011 upon not less than 30 nor more than 60 days’ notice by mail for a cash price equal to the principal amount plus accrued and unpaid interest, if any, to the Redemption Date (the “Redemption Price”).

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6. Purchase By the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase in cash, at the option of the Holder, all or any portion of the Securities held by such Holder on any Purchase Date in integral multiples of $1,000, at a Purchase Price equal to the principal amount plus accrued and unpaid interest, if any, to the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the last Business Day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days (which purchase shall occur 45 days after the date of such offer) after the occurrence of a Fundamental Change for a Fundamental Change Purchase Price equal to the principal amount plus accrued and unpaid interest, if any, to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid in cash.

Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash (and/or shares of Common Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Fundamental Change Purchase Date, interest ceases to accrue on such Securities or portions thereof immediately after such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Security.

7. Notice of Redemption.

Notice of redemption pursuant to Section 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities or portions thereof to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest ceases to accrue on such Securities or portions thereof immediately after such Redemption Date. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8. Conversion.

Holders may surrender Securities for conversion into cash and shares, if any, of Common Stock during any fiscal quarter, and only during such fiscal quarter, if the Last Reported Sale Price per share of the Common Stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 135% of the applicable conversion price on such last trading day.

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In the event that the Conversion Rate must be adjusted because the Company declares a dividend or distribution described in Section 10.6 or 10.7 of the Indenture or a dividend or a distribution described in Section 10.8 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of a share of Common Stock as of the Business Day prior to the date of declaration for such distribution, unless the Holder may participate in this distribution without conversion, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and the Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place.

A Holder may surrender for conversion any Security called for redemption at any time prior to the close of business two Business Days prior to the Redemption Date, even if such Security is not otherwise convertible at such time.

A Holder may surrender its Securities for conversion at any time after June 15, 2026 until the close of business on the second Scheduled Trading Day immediately preceding Stated Maturity.

For all Securities that are converted pursuant to the preceding paragraph, the applicable Conversion Reference Period will begin on the third Scheduled Trading Day following the Stated Maturity.

In the event the Company is a party to a consolidation, merger or binding share exchange, or transfer of all or substantially all of the Company’s assets, in each case pursuant to which the shares of Common Stock would be converted into cash or other property other than securities, or if a Fundamental Change occurs and results in an increase in the Conversion Rate, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces as the anticipated effective time until and including the date which is 15 days after the actual date of such transaction (or if such transaction also results in Holders having a right to require the Company to repurchase their Notes, until the Fundamental Change Purchase Date).

If and only to the extent a Holder elects to convert the Notes in connection with a transaction described in clause (i) or (ii) of the definition of Fundamental Change that occurs on or prior to December 20, 2011 pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ Global Select Market, the Company will pay the Make-Whole Premium as described under Section 3.8(a).

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A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 18.4310 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive cash or a check in lieu of any fractional shares of Common Stock.

To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. Except as provided in Section 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

The Conversion Rate will be adjusted as provided in Article X of the Indenture. The Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

If the Company engages in certain reclassifications of the Common Stock or if the Company is a party to a consolidation, merger, binding share exchange or a transfer of all or substantially all of its assets, in each case pursuant to which shares of Common Stock are converted into cash, security or other property, then at the effective time of the transaction the Conversion Value and Net Share Amount will be based on the applicable Conversion Rate and the kind and amount of cash, securities or other property which a Holder of one share of Common Stock would have received in such transaction. In addition, if the Holder converts its Securities following the effective time of the transaction, the Net Share Amount will be paid in such Exchange Property rather than shares of Common Stock.

9. Conversion Arrangement on Call for Redemption.

Any Securities called for redemption, unless surrendered for conversion before the close of business on the day that is two Business Days prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

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10. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in minimum denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange the Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities among other things, (i) to cure any ambiguity, omission, defect or inconsistency, provided that such modification or amendment does not materially and adversely affect the interests of the holders of the Securities, (ii) to comply with Article X or Section 10.14 of the Indenture, (iii) to secure the Company’s obligations or to add any guarantee under the Securities and the Indenture; (iv) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, (v) to add Events of Default with respect to the Securities; (vi) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided that such

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modification or amendment does not materially and adversely affect the interests of the holders of the Securities, (vii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities or (viii) to make any modifications or amendments that the Company and the Trustee may deem necessary or desirable, provided such amendment or modification does not materially and adversely affect the interests of the Holders of the Securities.

14. Defaults and Remedies.

Under the Indenture, Events of Default include (i) default in payment of the principal amount of the Securities plus accrued and unpaid interest when the same becomes due and payable at Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, (ii) default in the payment of any interest (including contingent interest), when due and payable, subject to lapse of time, (iii) failure by the Company to comply in any material respect with other agreements or covenants in the Indenture or the Securities, subject to notice and lapse of time; (iv) failure by the Company to deliver cash and shares, if any, of Common Stock upon the election by the Holders to convert their Securities, subject to lapse of time; (v) failure to provide timely notice of a Fundamental Change; (vi) default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Material Subsidiaries (or the payment of which is guaranteed by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of the Indenture or is created thereafter, which default (A) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness (which failure continues beyond any applicable grace period) (a “Payment Default”) or (B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $30,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 30 days after notice; or (vii) failure by the Company or any Material Subsidiary of the Company to pay final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $30,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; and (viii) certain events of bankruptcy, insolvency and reorganization of the Company.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (ii) above) if it determines that withholding notice is in their interests.

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15. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. Calculations in Respect of Securities.

The Company will be responsible for making all calculations called for under the Securities, except for such calculations made by the Bid Solicitation Agent. These calculations include, but are not limited to, determination of the market prices for the Common Stock, accrued interest payable on the Securities and the Last Report Sale Price of the Securities and on the Common Stock. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company will be required to deliver to each of the Trustee, the Conversion Agent and the Holders a schedule of its calculations and each of the Trustee and the Conversion Agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

17. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

19. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Tech Data Corporation

5350 Tech Data Drive

Clearwater, Florida 33760

Attention: Treasurer

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FORM OF CONVERSION NOTICE

To: TECH DATA CORPORATION.

The undersigned beneficial owner of the Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into cash and shares, if any, of Common Stock of Tech Data Corporation in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Securities representing any unconverted principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Security.

Dated:

Fill in for registration of shares if to be delivered,
and Securities if to be issued, other than to and in
the name of the beneficial owner
(Please Print):
Signature(s)
Principal amount to be converted (if less than all):
(Name)	$ ,000

(Street Address)	Social Security or other Taxpayer Identification Number

(City, State and Zip Code)	DTC Participant Number

Signature Guarantee:

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Securities are to be delivered, other than to and in the name of the registered holder(s).

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Date:
Medallion Signature Guarantee:

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security:                      ($                     ).

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

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EXHIBIT A-2

[FORM OF FACE OF CERTIFICATED SECURITY]

THIS SECURITY WILL BE SUBJECT TO THE REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, THE COMPANY HAS SET FORTH THE “COMPARABLE YIELD” IN SECTION 4.7 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED. THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO TECH DATA CORPORATION, 5350 TECH DATA DRIVE, CLEARWATER, FLORIDA 33760, ATTENTION: TREASURER.

Tech Data Corporation

2.75% Convertible Senior Debentures due 2026

No.	CUSIP: 878237AE6
Issue Date: December 20, 2006
Issue Price: 98.25% of principal amount

TECH DATA CORPORATION, a corporation duly organized and existing under the laws of the State of Florida, promises to pay to                     , or registered assigns, the principal amount of ($                    ) on December 15, 2026.

This Security shall bear interest at a rate of 2.75% per year except as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

TECH DATA CORPORATION

By:	/s/ Charles V. Dannewitz
Name:	Charles V. Dannewitz
Title:	Senior Vice President, Tax and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By	/s/ Paul Schmaizel
Authorized Signatory

Dated:	December 20, 2026

[FORM OF REVERSE OF CERTIFICATED SECURITY

IS IDENTICAL TO EXHIBIT A-1]

SCHEDULE A

Projected Payment Schedule*

Period	Projected Payment per Debenture
December 20, 2006 - June 15, 2007	$13.37
June 15, 2007 - December 15, 2007	$13.75
December 15, 2007 - June 15, 2008	$13.75
June 15, 2008 - December 15, 2008	$13.75
December 15, 2008 - June 15, 2009	$13.75
June 15, 2009 - December 15, 2009	$13.75
December 15, 2009 - June 15, 2010	$13.75
June 15, 2010 - December 15, 2010	$13.75
December 15, 2010 - June 15, 2011	$13.75
June 15, 2011 - December 15, 2011	$13.75
December 15, 2011 - June 15, 2012	$13.75
June 15, 2012 - December 15, 2012	$13.75
December 15, 2012 - June 15, 2013	$13.75
June 15, 2013 - December 15, 2013	$13.75
December 15, 2013 - June 15, 2014	$13.75
June 15, 2014 - December 15, 2014	$13.75
December 15, 2014 - June 15, 2015	$16.17
June 15, 2015 - December 15, 2015	$16.24
December 15, 2015 - June 15, 2016	$16.32
June 15, 2016 - December 15, 2016	$16.40
December 15, 2016 - June 15, 2017	$16.49
June 15, 2017 - December 15, 2017	$16.57
December 15, 2017 - June 15, 2018	$16.66
June 15, 2018 - December 15, 2018	$16.75
December 15, 2018 - June 15, 2019	$16.84
June 15, 2019 - December 15, 2019	$16.94
December 15, 2019 - June 15, 2020	$17.04
June 15, 2020 - December 15, 2020	$17.14
December 15, 2020 - June 15, 2021	$17.25
June 15, 2021 - December 15, 2021	$17.36
December 15, 2021 - June 15, 2022	$17.47
June 15, 2022 - December 15, 2022	$17.58
December 15, 2022 - June 15, 2023	$17.70
June 15, 2023 - December 15, 2023	$17.83
December 15, 2023 - June 15, 2024	$17.95
June 15, 2024 - December 15, 2024	$18.09
December 15, 2024 - June 15, 2025	$18.22

Period	Projected Payment per Debenture
June 15, 2025 - December 15, 2025	$18.36
December 15, 2025 - June 15, 2026	$18.50
June 15, 2026 - December 15, 2026	$2,545.86

*	The comparable yield and the schedule of projected payments are determined on the basis of certain assumptions and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Securities.